                                                                    Exhibit 10.3

                              FIRST AMENDMENT TO LEASE

         THIS AMENDMENT, dated this 23rd day of May, 2006, between MP SORRENTO MESA, LLC, a Delaware limited liability company ("Landlord") and FRANKLIN WIRELESS CORP., a California corporation ("Tenant"), for the premises located in the City of San Diego, County of San Diego, State of California, commonly known as 9853 Pacific Heights Boulevard, Suite N located at the Sorrento Mesa Business Center (the "Premises").



                                      WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease dated March 16, 2005 (hereinafter collectively referred to as the "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    Definitions. Unless otherwise specifically set forth herein, ail capitalized terms herein shall have the same meaning as set forth in the Lease.

    Building. The Building address, 9853 Pacific Heights Boulevard, Suite N, on the Reference Pages of the Basic Lease Information and Definitions shall be amended to reflect the new address of the building containing the Relocation Premises to be 9823 Pacific Heights Boulevard, Suite J, San Diego, CA 92121.

    Premises. The Premises on the Reference Pages of the Basic Lease Information and Definitions shall be deleted entirely and the following substituted therefore:

        9823 Pacific Heights Boulevard, Suite J consisting of approximately 3,791 rentable square feet (the "Relocation Premises"). See attached Exhibit "A" to this amendment detailing the proposed premises.

    Tenant's Share. Tenant's Proportionate Share of the Property shall be amended to reflect a 2.52%. Tenant shall continue to pay its share of the Operating Expenses based on the revised Tenant Share of 2.52% through the termination date of the amended Lease Term.

    Relocation Commencement Date. The Commencement Date of the Lease shall be July .1, 2006.

    Term. The Term of the Lease on the Reference Pages shall be amended to reflect the revised term of 24 months with an estimated Termination Date of May 31, 2008_

    Basic Rent. The Base Rent on the Reference Pages shall be amended to be in accordance with the following schedule:

           July 1, 2006 through June 30, 2007 shall be $3,980.55 per month July I, 2007 through June 30, 2008 shall be $4,170.10 per month

    Initial Estimate of Monthly Installment of Rent Adjustments. Tenant's Initial Estimate of Monthly Installment of Rent Adjustments on the Reference Pages shall be deleted entirely and replaced with the estimated revised amount of $909.84 per month.

    Security Deposit. The current Security Deposit of $1,824.00 shall be increased by $2,346.10 to equal the last month's rent of $4,170.10 and shall remain on account throughout the term set forth in this Amendment.

    Tenant's Authority (OFAC). If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

    Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. ss. 5, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23,
    2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC:
    "List of Specially Designated

    Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.


LANDLORD:                                    TENANT:

MP SORRENTO MESA, LLC                        FRANKLIN WIRELESS CORP.
a Delaware limited liability company         a California corporation

By: RREEF Management Company,                By /s/ OC Kim
a Delaware corporation                          ----------
By /s/ Peter Lloyd                           Name: Ok Chae Kim
   ---------------                           Title: President
Name: Peter Lloyd
Title:  Regional Director/Vice President
Date: 5/20/06                                Date: 5/24/06